SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 30, 1997



                      PACIFIC AEROSPACE & ELECTRONICS, INC.

             (Exact name of registrant as specified in its charter)


        Washington            0-26088             91-1744587
     (State or other        (Commission         (IRS Employer
     jurisdiction of        File Number)      Identification No.)
    incorporation or
      organization)

                   434 Olds Station Road, Wenatchee, WA 98801
               (Address of Principal Executive Office) (Zip Code)


Registrant's telephone number, including area code:  (509) 664-8000





          (Former name or former address, if changed since last report)

Item 5. Other Events.

     NTI Acquisition.

     On April 30, 1997, NTI, Inc., a Washington corporation and wholly owned subsidiary of the Company, acquired substantially all of the assets of Northwest Technical Industries, Incorporated, a Washington corporation (the "Seller"). Immediately after the closing, NTI, Inc. changed its name to Northwest Technical Industries, Inc. ("NTI"), and the Seller changed its name to Northwest Explosives Bonding, Inc.

     In consideration for the Seller's assets, NTI assumed substantially all of the Seller's liabilities, and the Company issued 477,540 newly issued and unregistered shares of the Company's common stock to the Seller.

     NTI manufactures explosively bonded dissimilar metals and is a supplier to other companies in the Company's electronics group. NTI was founded by Alan W. Hare in 1970, and currently has around 25 employees. Mr. Hare has entered into an employment agreement with NTI under which he will oversee NTI's day-to-day operations as Vice President, Operations. The Company currently plans to continue NTI's operations in Sequim, Washington.

Item 7.   Financial Statements and Exhibits

     A. Financial Statements

     None required.

     B. Exhibits

     The following are filed as exhibits to this Current Report:

     10.1 Asset Purchase Agreement between Northwest Technical Industries, Incorporated, NTI, Inc. and Pacific Aerospace & Electronics, Inc. dated as of April 30, 1997.

     99.1 Press Release dated April 30, 1997

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PACIFIC AEROSPACE & ELECTRONICS, INC.



                                        By:   /s/ NICK A. GERDE
                                           ------------------------------------
                                           Nick A. Gerde
                                           Chief Financial Officer, Vice
                                           President, Finance and Treasurer
                                           (Principal Financial Officer)

Dated: May 13, 1997

                                  EXHIBIT INDEX


Exhibit
Number            Description

10.1 Asset Purchase Agreement between Northwest Technical Industries, Incorporated, NTI, Inc. and Pacific Aerospace & Electronics, Inc. dated as of April 30, 1997.

99.1   Press Release dated April 30, 1997